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Exhibit 10.2.7


                                AMENDMENT NO. 18
                                     TO THE
          FOURTH AMENDED AND RESTATED AGREEMENT FOR WHOLESALE FINANCING

This Amendment No. 18 to the Fourth Amended and Restated Agreement for Wholesale Financing (this "Amendment") is made as of September 24, 1999 by and between ENTEX Information Services, Inc., a Delaware corporation ("Borrower") and IBM Credit Corporation, a Delaware corporation ("IBM Credit").

                                    RECITALS

A. Borrower and IBM Credit have entered into that certain Fourth Amended and Restated Agreement for Wholesale Financing dated as of September 15, 1995 (as amended on September 15, 1995 and as further amended, supplemented or otherwise modified from time to time, the "Agreement").

B. The parties have agreed to modify the Agreement as more specifically set forth below, upon and subject to the terms and conditions of this Amendment as set forth herein.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and IBM Credit hereby agree as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2. Modification of Agreement

     A. The following term is incorporated into and supplements the Agreement as if fully set forth as an additional term therein:

     "Borrower agrees to pay IBM Credit a fee in the amount of Fifty Thousand Dollars ($50,000.00) which shall be due and payable on October 10, 1999 in consideration for modifying the terms of the Agreement and for restructuring the financial covenants pursuant to Section 2 B., and Section 2 C. of Amendment No. 18 to the Fourth Amended and Restated Agreement for Wholesale Financing."

B. Section 12 of the Agreement is hereby amended by deleting paragraph (b) thereof in its entirety and substituting, in lieu thereof, the following paragraph (b):

     "(b) From April 1, 1999 to and including June 30, 1999, Borrower shall not permit the ratio of (i) EBITDA for the fiscal year-to-date ending June 30, 1999 to (ii) Interest Expense for the fiscal year-to-date ending June 30, 1999 to be less than 0.55:1.00; from July 1, 1999 to and including September 30, 1999, Borrower shall not permit the ratio of (i) EBITDA for the Fiscal


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Quarter ending September 30, 1999 to (ii) Interest Expense for the Fiscal
Quarter ending September 30, 1999 to be less than 1.10:1.00; from October 1, 1999 to and including December 31, 1999, Borrower shall not permit the ratio of
(i) EBITDA for the Fiscal Quarter ending December 31, 1999 to (ii) Interest Expense for the Fiscal Quarter ending December 31, 1999 to be less than 1.15:1.00; from January 1, 2000 to and including March 31, 2000, Borrower shall not permit the ratio of (i) EBITDA for the Fiscal Quarter ending March 31, 2000 to (ii) Interest Expense for the Fiscal Quarter ending March 31, 2000 to be less than 1.20:1.00; and from April 1, 2000 to and including June 30, 2000, Borrower shall not permit the ratio of (i) EBITDA for the Fiscal Quarter ending June 30, 2000 to (ii) Interest Expense for the Fiscal Quarter June 30, 2000 to be less than 1.40:1.00; and from July 1 and thereafter, Borrower shall not permit the ratio of (i) EBITDA for any Fiscal Quarter ending during such period to (ii) Interest Expense for such Fiscal Quarter to be less than 1.80:1.00."

     C. Section 12 of the Agreement is hereby amended by de1eting paragraph (c) thereof in its entirety and substituting, in lieu thereof, the following paragraph (c):

     "(c) Borrower shall as of the end of each Fiscal Quarter commencing with the Fiscal Quarter ending September 30, 1999 maintain Tangible Net Worth equal to or greater than the Tangible Net Worth Requirement for such Fiscal Quarter. For purposes of this section "Tangible Net Worth Requirement" (i) for the Fiscal Quarter ending September 30, 1999, shall mean negative Twelve Million Dollars (-$12,000,000), and (ii) for each Fiscal Quarter thereafter, shall mean the sum of the Tangible Net Worth Requirement for the previous Fiscal Quarter plus eighty percent (80%) of the Consolidated Net Income of Borrower for such previous Fiscal Quarter plus One Hundred Percent (100%) of the net proceeds received from the issuance of additional equity. If Consolidated Net Income for a Fiscal Quarter is less than Zero Dollars ($0) then for purposes of Tangible Net Worth Requirement, Consolidated Net Income shall be deemed to be Zero Dollars ($0)."

SECTION 3. REPRESENTATIONS AND WARRANTIES. Borrower makes to IBM Credit the following representations and warranties all of which are material and are made to induce IBM Credit to enter into this Amendment.

SECTION 3.1 ACCURACY AND COMPLETENESS OF WARRANTIES AND REPRESENTATIONS. All representations made by Borrower in the Agreement were true and accurate and complete in every respect as of the date made, and, as amended by this Amendment, all representations made by Borrower in the Agreement are true, accurate and complete in every material respect as of the date hereof, and do not fail to disclose any material fact necessary to make representations not misleading.

SECTION 3.2 VIOLATION OF OTHER AGREEMENTS. The execution and delivery of this Amendment and the performance and observance of the covenants to be performed and observed hereunder do not violate or cause Borrower not to be in compliance with the terms of any agreement to which Borrower is a party.


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SECTION 3.3 LITIGATION. Except as has been disclosed by Borrower to IBM Credit in writing, there is no litigation, proceeding, investigation or labor dispute pending or threatened against Borrower, which if adversely determined, could reasonably be expected to materially adversely affect Borrower's ability to perform Borrower's obligations under the Agreement and the other documents, instruments and agreements executed in connection therewith or pursuant hereto.

SECTION 3.4 ENFORCEABILITY OF AMENDMENT. This Amendment has been duly authorized, executed and delivered by Borrower and is enforceable against Borrower in accordance with its terms.

SECTION 4. RATIFICATION OF AGREEMENT. Except as specifically amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect. Borrower hereby, ratifies, confirms and agrees that the Agreement, as amended hereby, represents a valid and enforceable obligation of Borrower, and is not subject to any claims, offsets or defense.

SECTION 5. GOVERNING LAW. This Amendment shall be governed by and interpreted in accordance with the laws of the State of New York.

SECTION 6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

IN WITNESS WHEREOF, this Amendment has been duly executed by the authorized officers of the undersigned as of the day and year first above written.

ENTEX INFORMATION SERVICES, INC.

By: /s/                          By: /s/
   ----------------------------     ----------------------------
Title:                           Title:
      -------------------------        -------------------------


Accepted and Agreed:

IBM CREDIT CORPORATION

By: /s/
   ----------------------------
Title: Manager, Commercial Financing Solutions Americas